Exhibit 1

                        FORM OF CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          OMNICORDER TECHNOLOGIES, INC.
                            (a Delaware Corporation)


     The undersigned, Denis A. O'Connor, hereby certifies that:


     1. He is the President and Chief Executive Officer of OmniCorder Technologies, Inc. (the "Corporation"), a Delaware corporation, and is duly authorized by the unanimous written consent of the Board of Directors of the Corporation to execute this instrument.

     2. The present name of the Corporation is "OmniCorder Technologies, Inc."

     3. This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation's Board of Directors and duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     4. Article One of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

        "ARTICLE ONE: The name of the corporation is Advanced BioPhotonics Inc. (the `Corporation')."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this ____ day of _____________ 2005.



                                      By:_______________________________
                                         Denis A. O'Connor
                                         President and Chief Executive Officer